UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 13, 2005

VINTAGE PETROLEUM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10578	73-1182669
(Commission File Number)	(IRS Employer Identification No.)

110 West Seventh Street, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

(918) 592-0101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 13, 2005, the Registrant announced that it had entered into an Agreement and Plan of Merger dated as of October 13, 2005 (the “Merger Agreement”), with Occidental Petroleum Corporation, a Delaware corporation (“Parent”), and Occidental Transaction 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which the Registrant will be merged with and into Merger Sub and the separate corporate existence of the Registrant will cease (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.005 per share, of the Registrant (the “Shares”) (other than Shares owned by Parent, Merger Sub, the Company and not held on behalf of third parties or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) shall be cancelled and converted into the right to receive 0.42 of a share of the common stock, par value $0.20 per share, of Parent (the “Parent Common Stock”) plus $20.00 in cash (the “Mixed Consideration”). All options and unvested restricted stock and restricted stock rights of the Registrant will be fully vested and converted into the right to receive the fair market value in cash of the Mixed Consideration, using a five-day average trading price of the Parent Common Stock (ending on the last trading day before the effective time of the Merger), and, in the case of an option, such amount will be reduced by the exercise price per share of such option.

The Board of Directors of the Registrant approved the Merger and the Merger Agreement at a special meeting on October 13, 2005.

The Merger is conditioned, among other things, on:

•	the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	a Registration Statement on Form S-4 related to the Merger being filed with the Securities and Exchange Commission (the “SEC”) and becoming effective and not being subject to any stop order by the SEC;

•	the shares of Parent Common Stock to be issued in the Merger being authorized for listing on the New York Stock Exchange upon official notice of issuance;

•	the absence of any legal prohibition on completion of the Merger;

•	receipt by Parent and the Registrant of tax opinions from their respective tax counsel to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the representations and warranties of Parent and the Registrant set forth in the Merger Agreement being true and correct in all material respects to the extent specified in the Merger Agreement;

•	the approval of the Merger Agreement by the stockholders of the Registrant;

•	the performance in all material respects of the parties’ obligations required to be performed at or prior to the closing of the Merger; and

•	the aggregate amount of shares held by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law being less than 10% of the total outstanding Shares at the effective time of the Merger.

Parent and the Registrant have each agreed to use their reasonable best efforts and, subject to certain limitations, take such actions as are required in connection with obtaining such approvals and satisfying such conditions.

The Merger Agreement contains limited termination rights and, upon the termination of the Merger Agreement under specified circumstances, the Registrant may be required to pay Parent a termination fee equal to $75,000,000. The Merger Agreement also includes other representations, warranties and covenants that are customary for transactions of this type.

A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

The Registrant will file a proxy statement, Parent will file a registration statement on Form S-4 and both companies will file other relevant documents concerning the proposed Merger transaction with the SEC. Investors are urged to read the proxy statement and Form S-4 when they become available and any other relevant documents filed with the SEC because they will contain important information. Investors will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, Investors may obtain documents filed with the SEC by the Registrant free of charge by contacting William C. Barnes, Executive Vice President and Corporate Secretary, Vintage Petroleum, Inc., at 110 West Seventh Street, Tulsa, Oklahoma 74119. These documents will also be available online at www.vintagepetroleum.com.

The Registrant, Parent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Registrant’s stockholders in connection with the Merger. Information about the directors and executive officers of the Registrant and their ownership of Registrant stock is set forth in the proxy statement for the Registrant’s 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Parent and their ownership of Parent stock is set forth in the proxy statement for Parent’s 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and

Form S-4 for the Merger when they become available.

Investors should read the proxy statement and Form S-4 carefully when they become available before making any voting or investment decisions.

Second Amendment to Rights Agreement

Effective March 16, 1999, the Registrant entered into a Rights Agreement with Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agent”), which was subsequently amended by the First Amendment to Rights Agreement dated as of April 3, 2002 (as so amended, the “Rights Agreement”). In connection with the Merger Agreement described above, effective October 13, 2005, the Registrant entered into the Second Amendment to the Rights Agreement (the “Second Amendment”). As more fully set forth in the Second Amendment, the Second Amendment, among other things:

•	renders the provisions of the Rights Agreement inapplicable to the Merger by exempting Parent and Merger Sub from the definition of “Acquiring Person” and providing that a “Distribution Date” shall not be deemed to have occurred due to the execution and delivery of the Merger Agreement and the consummation of the Merger; and

•	provides for the termination of the Rights Agreement (except for the rights, obligations and liabilities of the Registrant and the Rights Agent set forth in Section 18 of the Rights Agreement) immediately prior to the effective time of the Merger.

A copy of the Second Amendment has been filed with the SEC as an Exhibit to the Registrant’s Amendment No. 2 to the Registration Statement on Form 8-A/A, dated October 17, 2005, and is incorporated by reference as though fully set forth herein. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment.

Discretionary Performance Bonus Program

In 1999, the Registrant’s Board of Directors established the Vintage Petroleum, Inc. Discretionary Performance Bonus Program (as amended, the “DPB Program”). The purpose of the DPB Program is to enhance stockholder value by providing eligible employees of the Registrant, including executive officers, with an added incentive to achieve specific annual targets and goals. The DPB Program also allows the Registrant to remain competitive with its peers in attracting and retaining qualified personnel. The targets and goals are approved by the Board of Directors. During 2005, the Registrant’s executive officers and all other U.S. employees are eligible for cash incentive awards under the DPB Program. Each executive officer of the Company is eligible to earn an individual award expressed as a percentage of base salary paid during the DPB Program year. Executive officer cash incentive award opportunities vary by level of responsibility. There is no minimum incentive award. The maximum percentage of base salary payable as a cash incentive award is 75%, 105% or 150%, depending on the executive officer’s position. Awards may be granted if specified Registrant financial and operating performance targets and individual performance levels are achieved and the Board of Directors determines to grant such bonuses.

Effective October 13, 2005, in light of the Merger and the Registrant’s performance through September 30, 2005, and projected performance for the fourth quarter of 2005, the Board of Directors, upon the recommendation of its Compensation Committee, granted bonuses for 2005 under the DPB Program to eligible U.S. employees, including executive officers, of the Registrant. These bonuses are payable to those eligible U.S. employees who remain with the Registrant until the earlier of the closing of the Merger or February 28, 2006. The following table sets forth the bonuses approved for 2005 under the DPB Program for the “named executive officers” of the Registrant who (a) appeared in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders, except for William E. Dozier who is no longer employed by the Registrant, or (b) are expected to appear in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders, if any:

	Year	Bonus
Charles C. Stephenson, Jr. Chairman, President and Chief Executive Officer	2005	$461,250
William C. Barnes Executive Vice President and Chief Financial Officer	2005	$227,448
William L. Abernathy Executive Vice President and Chief Operating Officer	2005	$220,273
Larry W. Sheppard Senior Vice President – New Ventures	2005	$121,275
J. Chris Jacobsen Vice President – U.S. Operations	2005	$117,150

Completion Bonuses

Effective October 13, 2005, the Board of Directors, upon the recommendation of its Compensation Committee, established a completion bonus program for the Registrant’s Tulsa office employees, including certain executive officers, and expatriate employees of the Registrant who remain with the Registrant through the closing of the Merger. The completion bonus is payable at closing of the Merger, and, if the Merger does not occur, no completion bonuses will be paid. Messrs. Stephenson, Barnes and Abernathy are not eligible to receive completion bonuses. The only “named executive officers” eligible to receive a completion bonus are Messrs. Sheppard and Jacobsen. The estimated completion bonus amount is $281,500 for Mr. Sheppard and $123,000 for Mr. Jacobsen.

Performance-Based Cash Bonus Program for Chief Executive Officer

On December 22, 2004, the Compensation Committee of the Board of Directors of the Registrant established a performance-based cash bonus program for Mr. Stephenson (the “CEO Bonus Program”). The purpose of the CEO Bonus Program is to provide Mr. Stephenson with added incentive to enhance stockholder value by achieving certain specific performance goals.

The CEO Bonus Program establishes a base cash bonus amount of $1.2 million (the “Base Amount”). Under the CEO Bonus Program, Mr. Stephenson has the ability to earn a cash bonus in the amount of 0% to 200% of the Base Amount (or $0 to $2.4 million), based upon the Registrant’s “total stockholder return” as compared to the “total stockholder return” of each company in a peer group of companies selected by the Compensation Committee during a performance period commencing on January 1, 2004, and ending on December 31, 2006 (the “Performance Period”). The amount of the cash bonus earned, if any, will depend on the “Registrant’s rank” among the peer group of companies.

In the event of Mr. Stephenson’s death, “disability” or termination of employment by the Registrant without “cause” prior to the date of determination of whether he is entitled to a bonus, he will receive a cash bonus, if any, in the amount that he would be entitled to as of the date of occurrence of such event under the performance criteria described above if the Performance Period ended as of the date of the occurrence of such event. In the event of a “change in control” of the Registrant (as defined in the Registrant’s 1990 Stock Plan, as amended) prior to the date of determination of whether he is entitled to a bonus, Mr. Stephenson will receive the Base Amount. In the event of Mr. Stephenson’s voluntary termination of employment prior to the date of determination of whether he is entitled to a bonus, he will receive no cash bonus.

Effective October 13, 2005, the Compensation Committee of the Board of Directors, modified the Bonus Program to provide that, in the event the Merger occurs, Mr. Stephenson will be paid 200% of the Base Amount or $2.4 million. This amount is payable at the closing of the Merger.

Performance-Based Restricted Stock Rights

From time to time prior to October 1, 2005, the executive officers of the Registrant have been granted performance-based restricted stock rights under the Registrant’s 1990 Stock Plan, as amended. Under these rights, the executive officer has the ability to earn a number of shares of the Registrant’s common stock in the amount of 0% to 200% of a base number of shares (“Base Number”) based upon the Registrant’s total stockholder return as compared to the total stockholder return of each company in a peer group of companies selected by the Compensation Committee of the Board of Directors of the Registrant during a three-year performance period. The number of shares earned depends on the Registrant’s rank among the peer group of companies. In the event of a “change in control” of the Registrant (as defined in the Registrant’s 1990 Stock Plan, as amended), the executive officer will receive the Base Number.

Effective October 13, 2005, the Compensation Committee of the Board of Directors modified such performance-based restricted stock rights to provide that, in the event the Merger occurs, the executive officer will receive 200% of the Base Number.

Gross-Up Payments for Internal Revenue Code Section 4999 Excise Taxes

Effective October 13, 2005, the Registrant has agreed to make payments to save each of its Tulsa-based employees, including any “named executive officer,” harmless from the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code on any excess parachute payment made to such employee in connection with the Merger. In general, Section 4999 imposes an excise tax on the recipient of any excess parachute payment equal to 20% of that payment. A parachute payment is any payment in the nature of compensation to a disqualified individual (as defined under Section 280G of the Internal Revenue Code) if such payment is (a) contingent on a change in control and (b) the aggregate present value of the payments in the nature of compensation to such individual which are contingent on such change equals or exceeds an amount equal to three times the “base amount” (average compensation over the previous five-year period of employment). The term “contingent on a change in control” means not only that a payment would not have been made but for the change in control (a condition precedent), it also means a payment for which the timing of such payment is accelerated as a result of the change in control. The Registrant has also agreed to make payments to save each of its expatriate employees harmless from the effect of such excise tax if applicable to them.

Item 3.03. Material Modification to Rights of Security Holders.

The description of the Second Amendment set forth under “Second Amendment to Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

2	Agreement and Plan of Merger dated as of October 13, 2005, by and among Vintage Petroleum, Inc., Occidental Petroleum Corporation and Occidental Transaction 1, LLC.

4	Second Amendment to Rights Agreement dated as of October 13, 2005, by and between Vintage Petroleum, Inc. and Mellon Investor Services LLC (incorporated herein by reference to the Registrant’s Amendment No. 2 to Registration Statement on Form 8-A/A, dated October 17, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINTAGE PETROLEUM, INC.

Date: October 17, 2005	By:	/s/ Michael F. Meimerstorf
Michael F. Meimerstorf
Vice President and Controller

Exhibit Index

Exhibit Number	Description

2	Agreement and Plan of Merger dated as of October 13, 2005, by and among Vintage Petroleum, Inc., Occidental Petroleum Corporation and Occidental Transaction 1, LLC.

4	Second Amendment to Rights Agreement dated as of October 13, 2005, by and between Vintage Petroleum, Inc. and Mellon Investor Services LLC (incorporated herein by reference to the Registrant’s Amendment No. 2 to Registration Statement on Form 8-A/A, dated October 17, 2005).